UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 3, 2016
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On November 3, 2016, Overstock.com, Inc. (the “Company”) held a conference call to discuss the Company’s financial results for the three months ended September 30, 2016. A transcript of the call is attached hereto as Exhibit 99.1.
The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits
The following exhibit is furnished with this report:
99.1 Transcript of November 3, 2016 conference call.

This Form 8-K and the transcript furnished herewith may include statements that are “forward-looking statements.” Forward-looking statements involve risks and uncertainties and are only predictions. Actual events or results may differ materially from those contemplated by forward-looking statements for a variety of reasons, including those described in the transcript furnished herewith. In addition, there are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein or the transcript furnished herewith may be found in the transcript and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 3, 2016, and any subsequent filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ ROBERT P. HUGHES
Robert P. Hughes
Senior Vice President, Finance and Risk Management
Date:	November 9, 2016

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